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                                                                   Exhibit 10.41

[eReseearchTechnology, Inc. Letterhead]


                         MANAGEMENT EMPLOYMENT AGREEMENT
                         -------------------------------
                                    ADDENDUM
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         This Amendment (this "Amendment") to Management Employment Agreement dated May 21, 2001 is made this 16th day of August 2004 between eResearchTechnology, Inc. ("Company") and Joel Morganroth ("Employee")

         Company and Employee are parties to a certain Management Employment Agreement dated May 21, 2001 (the "Agreement"). Company and Employee now desire to amend certain provisions of the Agreement as set forth in this Amendment.

         Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

         NOW, THEREFORE, Company and Employee, each intending to be legally bound hereby, agree as follows:

1.       The Agreement is hereby amended as follows:

         Section 11. e. is hereby amended and restated to read in its entirety as follows:

         "Notwithstanding any contrary provision contained in this Employment Agreement, upon the first occurrence of a Trigger Event (as hereafter defined), the Employee shall be entitled to receive (i) severance equal to 2.3 times of his/her then-current annual salary and applicable prorated bonus, based on 100% performance, payable in one lump sum in accordance with the Company's policy; (ii) continuation of Benefits (as hereafter defined), subject to applicable benefit plan provisions, for six months; and (iii) accelerated vesting of all stock options, such that all stock options held by Employee immediately prior to the date of the Change of Control (as hereafter defined) shall become exercisable in full as of the date of the Change of Control.

         The term "Benefits" as utilized in this Section 11, shall mean standard health, dental, disability, life and accident insurance benefits, all of which are subject to any applicable premium co-pay, and car allowance.

         The term "Trigger Event" as utilized in this Section 11 shall mean the occurrence of a Change of Control (as hereafter defined) in connection with or after which either (i) the Employee is terminated other than for Cause; (ii) the Employee resigns his/her employment within 60 days after the Change of Control because neither the Company nor the other party to the Change of Control (the "Buyer") offers the Employee a position with comparable responsibilities, authority, location and compensation; or (iii) the Employee is employed by the Company or the Buyer, or a division or subsidiary thereof, for one year after the date of the Change in Control.






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         The term "Change of Control", as utilized herein, shall mean:

                  (i) A change of control of a nature that would be required to be reported in the Company's proxy statement under the Securities Exchange Act of 1934, as amended;

                  (ii) The approval by the Board of Directors of a sale, not in the ordinary course of business, of all or substantially all of the Company's assets and business to an unrelated third party and the consummation of such transaction; or

                  (iii) The approval by the Board of Directors of any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above, and the consummation of such transaction.

         In order to implement the provisions of this Section 11(e), in connection with any Change of Control, the Company shall, as a condition thereto, accelerate the vesting of all unvested stock options as of the date of the Change of Control or cause the Buyer to either assume all stock options held by the Employee immediately prior to the Change of Control or grant equivalent substitute options containing substantially the same terms, and the Company shall not otherwise take any action that would cause any stock options held by the Employee that are not then exercisable to terminate prior to the Change of Control or Trigger Event, as otherwise permitted by the Company's 2003 Stock Option Plan or as may be permitted by the Buyer's stock option plan, respectively."

2.       Miscellaneous

         2.1 All references to the Agreement in any documents and instruments executed by the parties in connection with the Agreement shall be deemed to refer to the Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

         2.2 This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         2.3 The Agreement and this Amendment may be modified or amended by the parties hereto only by a written agreement executed by both parties.

         2.4 Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in every aspect.






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         2.5 This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed on the date first written above.

For Employee:                                        For the Company:


        Joel Morganroth                                    Bruce Johnson
--------------------------------                     ---------------------------

                                                     Name:    Bruce Johnson
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Date:     August 16, 2004                            Date:   August 20, 2004
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